DEMAND PROMISSORY NOTE

USD $50,000

Dated for reference the
1st day of September, 2009
(the "**Reference Date**")

FOR VALUE RECEIVED, the undersigned, **BIOPACK ENVIRONMENTAL SOLUTIONS INC.** (the "**Company**"), having an address at Room 905, 9/F, Two Chinachem Exchange Square, 338 King's Road, North Point, Hong Kong, promises to pay to the order of **Creative Mind Assets Ltd.** or its assigns (the "**Holder**") the sum of FIFTY THOUSAND U.S. Dollars (**$50,000**) on DEMAND together with interest thereon, as and at the rate set out below. All payments of principal and interest shall be paid to the Holder at P.O. Box 916, Woodbourne Hall, Road Town, Tortola, British Virgin Islands or at such other address as the Holder may designate in writing from time to time during the term of this Promissory Note.

Interest shall be payable on the unpaid balance of the aforesaid principal amount at the Interest Rate, calculated monthly, not in advance, from the Reference Date, on the entire amount of principal outstanding under this Promissory Note from time-to-time, both before and after demand, default and judgment, with payments of interest to be made on the first (1st) day of each and every month beginning on the first day of the first full calendar month following the Reference Date and continuing until the entire principal amount owing under this Promissory Note has been repaid in full.

For the purposes of this Promissory Note, "**Interest Rate**" means a rate equal to one percent (1%) per annum.

The Company shall have the right, without notice, bonus or penalty, to prepay the principal amount due hereunder by paying the entire principal amount, plus all outstanding interest due.

Default in paying the sum due hereunder shall, at the option of the Holder, render the entire unpaid balance of the face amount of this Promissory Note and accrued interest thereon at once due and payable.

Failure of the Holder hereof to enforce any of its rights or remedies hereunder shall not release any party hereof and shall not constitute a waiver of the rights of the Holder hereof to enforce such rights and remedies thereafter.

Demand and presentment for payment, notice of dishonour, protest and notice of protest of this Promissory Note are hereby waived.

IN WITNESS WHEREOF the Company has executed this Promissory Note as of the Reference Date.

Biopack Environmental Solutions Inc.
by its authorized signatory:

Gerald Lau